                                                                                              EXHIBIT 12
                                        PENNZOIL COMPANY AND SUBSIDIARIES
                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                  For the six months ended
                                                                                           June 30,
                                                                             ----------------------------------
                                                                                 1997                  1996
                                                                             -------------        -------------
                                                                           (Dollar amounts expressed in thousands)
Income from continuing operations before extraordinary items
      and cumulative effect of change in accounting principle                $     81,428         $     40,312
Income tax provision
    Federal and foreign                                                            39,886               17,616
    State                                                                           5,852                2,276
                                                                             -------------        -------------
        Total income tax provision                                                 45,738               19,892

Interest charges                                                                   89,943              106,625
                                                                             -------------        -------------
Income before income tax provision and interest charges                      $    217,109         $    166,829
                                                                             =============        =============

Fixed charges                                                                $     99,087         $    110,407
                                                                             =============        =============

Ratio of earnings to fixed charges                                                   2.19                 1.51
                                                                             =============        =============


                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                  For the six months ended
                                                                                          June 30,
                                                                             ----------------------------------
                                                                                 1997                 1996
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per Consolidated Statement of Income
  which includes amortization of debt discount, expense and premium          $     87,424         $     98,149
Add: portion of rental expense representative of interest factor <F1>              11,663               12,258
                                                                             -------------        -------------
  Total fixed charges                                                        $     99,087         $    110,407

Less: interest capitalized per Consolidated Statement of Income                     9,144                3,782
                                                                             -------------        -------------
  Total interest charges                                                     $     89,943         $    106,625
                                                                             =============        =============

<F1> Interest factor based on management's estimates and approximates one-third of rental expense.